LIMITED WAIVER AND NINTH AMENDMENT

This LIMITED WAIVER AND NINTH AMENDMENT dated as of November 1, 2012 (this “Limited Waiver and Ninth Amendment”), is between RB International Finance (USA) LLC (formerly known as RZB Finance LLC, the “Lender”) and Regional Enterprises, Inc., a Virginia corporation (as successor by assumption of obligations to Central Energy Partners LP (formerly known as Rio Vista Energy Partners L.P.), the “Borrower”).

W I T N E S S E T H:

WHEREAS, the Lender and the Borrower are parties to the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time prior to the effectiveness hereof, the “Loan Agreement”);

WHEREAS, the Borrower has requested the Lender to waive until (but not including) March 31, 2013, the following Events of Default under the Loan Agreement: (a) an Event of Default that has occurred and is continuing under Section 7.1(A)(2) of the Loan Agreement solely as a result of the Borrower’s failure to pay, in accordance with Section 2.2(C)(2) of the Loan Agreement, interest on the Loans (at the Default Rate) in the amount of $12,359.31, for the month ended October 31, 2012 (which was due and payable on November 1, 2012); and (b) an Event of Default that has occurred and is continuing under Section 7.1(A)(1) of the Loan Agreement solely as a result of the Borrower’s failure to pay, in accordance with Section 2.4(B) of the Loan Agreement, principal on the Loans in the amount of $180,000, which was due and payable in the amount of $90,000 on the last Business Day of September 2012 and $90,000 on the last Business Day of October 2012 (collectively (under clauses (a) and (b) above), the “Existing Defaults”);

WHEREAS, the Borrower has requested that the Lender also agree to certain amendments to the Loan Agreement; and

WHEREAS, the Lender is willing to agree to such waivers and amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement. The following terms used herein shall have the following meanings:

“Existing Defaults” has the meaning given to such term in the Preamble to this Limited Waiver and Ninth Amendment.

“Waiver Default” means (i) the Borrower shall fail to satisfy or perform any of the covenants or agreements contained herein or (ii) any representation or warranty of the Borrower herein shall be false, misleading or incorrect in any material respect.

“Waiver Expiration Date” means the earliest to occur of (i) March 31, 2013, (ii) the date on which a Waiver Default has occurred and (iii) the occurrence of any Event of Default under the Loan Agreement (other than the Existing Defaults).

Section 2. Limited Waiver. (a) Upon satisfaction of the conditions precedent set forth in Section 5 hereof, the Lender hereby waives until the Waiver Expiration Date, the Existing Defaults.

(b) The occurrence of the Waiver Expiration Date shall be an Event of Default with no grace period.

(c) Upon the occurrence of the Waiver Expiration Date, the waivers set forth in this Section 2 shall terminate automatically and the Existing Defaults shall then be continuing.

Section 3. Amendments.

The Loan Agreement is hereby amended, effective on the Effective Date (as defined in Section 5 below), as follows:

(a) Subsection 1.1 is amended as follows:

(i)	The definition of “Applicable Base Rate Margin” is amended and restated in its entirety as follows: ““Applicable Base Rate Margin” means, at any date, eight percent (8.00%).”

(ii)	The definition of “Maturity Date” is amended and restated in its entirety as follows: ““Maturity Date” means March 31, 2013.”

(iii)	The definition of “RVEP” is amended and restated in its entirety as follows:

““RVEP” means Central Energy Partners LP (formerly known as Rio Vista Energy Partners, L.P.), a Delaware limited partnership.”

(b) Subsection 2.4(B) is amended and restated in its entirety as follows:

“(B) Repayments. The outstanding principal amount of the Loans as of November 1, 2012, which is $1,970,000, shall be repaid by the Borrower on the last Business Day of each month in the amounts and on the dates as follows:

Last Business Day of Each Month Below:	Monthly Principal Amount

September 2012	$90,000
October 2012	$90,000
January 2013	$50,000
February 2013	$50,000

In addition, the entire remaining outstanding principal balance of the Loans and all other Obligations shall be paid in full no later than the Maturity Date."

Section 4. Covenants. The Borrower hereby covenants and agrees that the Borrower shall:

(a) within forty-five (45) calendar days after the Effective Date, deliver to the Lender a copy of an executed letter of intent, in form and substance satisfactory to the Lender in its sole discretion (the “Letter of Intent”), evidencing the intent of an investor (or investors) acceptable to the Lender in its sole discretion to provide sufficient financing to the Borrower to repay (prior to the Maturity Date) the outstanding Obligations in full in cash;

(b) within seventy-five (75) calendar days after the Effective Date, deliver to the Lender evidence, in form and substance satisfactory to the Lender in its sole discretion, that the preparation of definitive legal documentation evidencing the transaction contemplated by the Letter of Intent has commenced;

(c) not later than the Maturity Date, consummate the financing transaction contemplated by the Letter of Intent (including, without limitation, the repayment in full in cash of all Obligations); and

(d) reimburse the Lender for all reasonable out of pocket costs and expenses incurred by the Lender in the preparation, negotiation, execution and delivery of this Limited Waiver and Ninth Amendment and the documents, exhibits, instruments and agreements executed or delivered in connection herewith, including the reasonable fees and disbursements of Emmet, Marvin & Martin, LLP, counsel to the Lender.

Section 5. Effectiveness.

This Limited Waiver and Ninth Amendment shall become effective on the date (the “Effective Date”) on which Lender shall have received:

(a) this Limited Waiver and Ninth Amendment duly executed by the Borrower and the Lender;

(b) a Consent, duly executed by RVEP, substantially in the form of Exhibit A hereto;

(c) payment of all of Lender's out of pocket costs and expenses (including, without limitation, the reasonable fees and expenses of counsel to the Lender); and

(d) such corporate, partnership or other authorization documents of RVEP and the Borrower, as required by Lender.

Section 6. Effect of Limited Waiver and Ninth Amendment; Ratification; Representations; etc.

(a) On and after the Effective Date,  this Limited Waiver and Ninth Amendment shall be a part of the Loan Agreement,  all references to the Loan Agreement in the Loan Agreement and the other Loan Documents shall be deemed to refer to the Loan Agreement as amended by this Limited Waiver and Ninth Amendment, and the term “this Agreement”, and the words “hereof”, “herein”, “hereunder” and words of similar import, as used in the Loan Agreement, shall mean the Loan Agreement as amended hereby.

(b) Except as expressly set forth herein, this Limited Waiver and Ninth Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Loan Agreement, as amended hereby, and the Loan Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

(c) In order to induce Lender to enter into this Limited Waiver and Ninth Amendment, the Borrower hereby represents and warrants to the Lender as follows:

(i)	the representations and warranties of the Borrower set forth in the Loan Agreement and in the other Loan Documents are true and correct as if made on the date hereof;

(ii)	after giving effect hereto, no Default or Event of Default has occurred and is continuing;

(iii)	as of the Effective Date, the principal amount outstanding of the Loan is $1,970,000;

(iv)	interest and fees have accrued on the principal amount of the Obligations as provided in the Loan Agreement; and

(v)	the obligation of the Borrower to repay the Loan and the other Obligations, together with all interest and fees accrued thereon, is absolute and unconditional, and as of the Effective Date, there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to the payment of the Obligations.

(d) The Borrower hereby agrees and acknowledges that in accordance with Section 1(g) of the Third Amendment to Loan Agreement dated as of January 27, 2009 between the Borrower and the Lender, notwithstanding anything to the contrary contained in the Loan Agreement or any of the other Loan Documents, no Loans shall be LIBOR Loans and Loans shall not be converted into LIBOR Loans under any circumstances.

(e) This Limited Waiver and Ninth Amendment is a Loan Document.

(f) All of the covenants, conditions and obligations set forth in the Loan Agreement and the other Loan Documents including, without limitation, the Mortgage, Deed of Trust and Security Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Mortgage”) and recorded July 27, 2007 under Clerk’s Instrument No. 070002627 in the Clerk’s Office for the City of Hopewell, securing the Loan Agreement, and all other ancillary Loan Documents, shall remain in full force and effect and are specifically ratified and reaffirmed by the Borrower, except as expressly modified herein. The Borrower hereby warrants and represents that the execution of this Limited Waiver and Ninth Amendment shall not in any way impair, alter, release or adversely affect the first priority lien, deed of trust, and security interests, position, extent and/or enforceability of the Mortgage lien and deed of trust as a first priority secured lien, deed of trust and perfected security interest upon the secured property and collateral described in the Loan Documents and Mortgage.

Section 7. Release; Covenant not to Sue.

(a) EACH OF THE BORROWER AND RVEP (IN ITS OWN RIGHT AND ON BEHALF OF ITS OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS) HEREBY REPRESENTS, ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS OF ANY KIND OR NATURE WHATSOEVER INCLUDING, WITHOUT LIMITATION, ANY SUCH DEFENSES, COUNTERCLAIMS, OFFSETS, CROSS-COMPLAINTS, CLAIMS OR DEMANDS THAT CAN BE ASSERTED (I) TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE OBLIGATIONS OR (II) TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE LENDER OR ANY OF ITS PREDECESSORS, SUCCESSORS AND ASSIGNS, OFFICERS, EMPLOYEES, INDEPENDENT CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY WITH THE LENDER, THE “RELEASED PARTIES”). EACH OF THE BORROWER AND RVEP HEREBY UNCONDITIONALLY AND IRREVOCABLY, VOLUNTARILY AND KNOWINGLY WAIVES, REMISES, ACQUITS, AND FULLY AND FOREVER RELEASES AND DISCHARGES THE RELEASED PARTIES FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, OR EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS LIMITED WAIVER AND NINTH AMENDMENT IS EXECUTED, WHICH THE BORROWER OR RVEP MAY NOW OR HEREAFTER HAVE AGAINST ANY OF THE RELEASED PARTIES (COLLECTIVELY, THE “RELEASED CLAIMS”) AND IRRESPECTIVE OF WHETHER ANY SUCH RELEASED CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION AND EXECUTION OF THIS LIMITED WAIVER AND NINTH AMENDMENT.

(b) EACH OF THE BORROWER AND RVEP AGREES NEVER TO COMMENCE, VOLUNTARILY AID IN ANY WAY, FOMENT, PROSECUTE OR CAUSE TO BE COMMENCED OR PROSECUTED AGAINST ANY OF THE RELEASED PARTIES ANY ACTION OR OTHER PROCEEDING BASED UPON ANY OF THE RELEASED CLAIMS WHICH MAY HAVE ARISEN AT ANY TIME ON OR PRIOR TO THE DATE OF THIS LIMITED WAIVER AND NINTH AMENDMENT AND WERE IN ANY MANNER RELATED TO ANY OF THE LOAN DOCUMENTS.

Section 8. New York Law.

This Limited Waiver and Ninth Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to New York conflicts of laws principles.

Section 9. Severability.

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 10. Counterparts.

This Limited Waiver and Ninth Amendment may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement. Signatures of the parties may appear on separate counterparts.

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and Ninth Amendment to be duly executed as of the day and year first above written.

REGIONAL ENTERPRISES, INC.		RB INTERNATIONAL FINANCE (USA) LLC (formerly known as RZB Finance LLC)

By:	/s/ Ian Bothwell
Name: Ian Bothwell
	Title: President	By:	/s/ Nancy Remini
Name: Nancy Remini
Title: Vice President

		By:	/s/ Pearl Geffers
Name: Pearl Geffers
Title: First Vice President

EXHIBIT A

CONSENT

The undersigned refers to the Loan Agreement dated as of July 26, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) between Regional Enterprises, Inc. (as successor by assumption of obligations to Central Energy Partners LP (formerly known as Rio Vista Energy Partners L.P., “RVEP”), the “Borrower”) and RB International Finance (USA) LLC (formerly known as RZB Finance LLC, the “Lender”). Terms used but not defined herein have the meanings given to them in the Loan Agreement.

The undersigned has executed one or more Loan Documents to which it remains a party, including, without limitation, (i) the Pledge Agreement dated as of July 26, 2007 between RVEP and the Lender (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”) and (ii) the Agreement of Subordination and Assignment dated June 15, 2009 between the Borrower and RVEP (as amended, supplemented or otherwise modified from time to time, the “Subordination Agreement”). In order to induce the Lender to enter into the Limited Waiver and Ninth Amendment dated as of November __, 2012 (the “Limited Waiver and Ninth Amendment”), the undersigned hereby consents to the Limited Waiver and Ninth Amendment (including, without limitation, the terms of Section 7 thereof), ratifies each Loan Document to which it is a party (including, without limitation, the Pledge Agreement and the Subordination Agreement) and confirms that all of its obligations under such Loan Documents are and shall remain in full force and effect, after giving effect to the Limited Waiver and Ninth Amendment, and shall and do apply to the Loan and all other obligations and liabilities now and at any time hereafter outstanding under the Loan Agreement.

IN WITNESS WHEREOF,    the undersigned has caused this Consent to be duly executed.

Date: November 28, 2012

CENTRAL ENERGY PARTNERS LP
(formerly known as Rio Vista Energy Partners L.P.)

By:	Central Energy GP LLC, its General Partner

By:	/s/ Ian Bothwell
Name: Ian Bothwell
Title: Executive Vice President and Chief Financial Officer

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